News Release

FOR IMMEDIATE RELEASE	May 4, 2010

Rowan Reports First Quarter 2010 Operating Results

HOUSTON, TEXAS – For the three months ended March 31, 2010, Rowan Companies, Inc. (“Rowan” or the “Company”) (NYSE: RDC) generated net income of $64.6 million or $0.56 per share, compared to $131.7 million or $1.16 per share in the first quarter of 2009.  Earnings for the current quarter were $93.3 million, or $0.81 per share excluding an inventory charge at the Company’s manufacturing subsidiary discussed below.  Revenues were $432.4 million in the first quarter of 2010, compared to $494.8 million in the first quarter of 2009.

The first quarter 2010 results included a $42.0 million pre-tax charge, or $0.25 per share after tax, for estimated losses associated with non-conforming and slow-moving inventory items in the Company’s Drilling Products and Systems manufacturing segment. The first quarter 2009 results included no such charges, but included gains on asset disposals of $4.7 million, or $0.02 per share.

Rowan’s drilling operations generated revenues of $331 million in the first quarter of 2010, down by 13% from the prior-year quarter but up by 30% from the fourth quarter of 2009, due primarily to changes in rig utilization.  The Company’s gross drilling margin was 59% of revenues in the first quarter of 2010, down from 62% in the prior-year quarter but up from 52% in the fourth quarter of 2009.  Income from drilling operations was $137.0 million in the first quarter of 2010, down by 27% from the prior-year quarter but up by 80% from the fourth quarter of 2009.

Rowan’s manufacturing operations generated external revenues of $101.4 million in the first quarter of 2010, down by 11% from the prior-year quarter.  The Company’s gross manufacturing margin was 17% of revenues in the first quarter of 2010, down from 21% in the prior-year quarter.  Excluding the charge discussed above, Income from manufacturing operations was $3.1 million in the first quarter of 2010, down by 72% from the prior-year quarter.

Matt Ralls, President and Chief Executive Officer, commented, “Rowan’s drilling operations experienced a strong first quarter, with good cost control and excellent uptime for our jack-up rigs under contract.  With the delivery next week of the first of our four EXL rigs under construction, half of our jack-up fleet will be high-spec rigs, which we define as rigs with hook-loads of two million pounds or more.  We are seeing strong interest by operators in several markets for rigs with this capability, and all of our high-spec rigs are currently contracted.

“Our new management team at LeTourneau has been going through a rigorous review of inventories at its Houston facility, and we have determined that a charge is warranted.  Notwithstanding this non-cash charge, we are optimistic about the future of LeTourneau as it continues to improve manufacturing processes and efficiencies.”

Rowan will conduct its earnings conference call on Tuesday, May 4, 2010, at 10:00 a.m. Central Daylight Time.  Interested parties are invited to listen to the call by telephone or over the Internet.  Individuals who wish to participate on the conference call by telephone can dial (877) 869-3847, or internationally (201) 689-8261.  Alternatively, to access the online simulcast and rebroadcast of the conference call, please visit Rowan’s website at www.rowancompanies.com.  You should connect to our website at least 15 minutes prior to the conference call to register, download and install any necessary software.

2800 Post Oak Blvd., Suite 5450,  Houston, Texas 77056
Tel: (713) 621-7800  Fax: (713) 960-7509

Rowan Companies, Inc. is a major provider of international and domestic contract drilling services.  The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries.  The Company’s stock is traded on the New York Stock Exchange.  Common Stock trading symbol: RDC.  For more information on Rowan, please visit www.rowancompanies.com.

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company.  Among the factors that could cause actual results to differ materially include oil and natural gas prices, the level of offshore expenditures by energy companies, energy demand, the general economy, including inflation, weather conditions in the Company’s principal operating areas and environmental and other laws and regulations.  Other relevant factors have been disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.

Contact:
Suzanne M. McLeod
Director of Investor Relations
(713) 960-7517
smcleod@rowancompanies.com

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited (In Millions)

	MARCH 31,	DECEMBER 31,
	2010	2009

ASSETS

Cash and cash equivalents	$522.1	$639.7
Accounts receivable	420.2	343.6
Inventories	427.8	451.7
Other current assets	90.1	114.8
Total current assets	1,460.2	1,549.8
Property, plant and equipment - net	3,636.3	3,579.5
Other assets	78.1	81.4
TOTAL	$5,174.6	$5,210.7

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$58.6	$64.9
Accounts payable	105.4	124.6
Other current liabilities	303.6	378.8
Total current liabilities	467.6	568.3
Long-term debt	775.2	787.5
Other liabilities	753.5	744.5
Stockholders' equity	3,178.3	3,110.4
TOTAL	$5,174.6	$5,210.7

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (In Millions Except Per Share Amounts)

	THREE MONTHS
	ENDED MARCH 31
	2010	2009

REVENUES	$432.4	$494.8

COSTS AND EXPENSES:
Operations	221.1	236.2
Depreciation and amortization	45.5	40.5
Selling, general and administrative	25.8	24.6
Gain on disposals of property and equipment	(0.1)	(4.7)
Material charge for manufacturing inventories	42.0	-
Total	334.3	296.6
INCOME FROM OPERATIONS	98.1	198.2
Net interest and other income	(4.0)	1.4
INCOME BEFORE INCOME TAXES	94.1	199.6
Provision for income taxes	29.5	67.9
NET INCOME	$64.6	$131.7

NET INCOME PER DILUTED SHARE	$0.56	$1.16

AVERAGE DILUTED SHARES	114.5	113.2

ROWAN COMPANIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited (In Millions)

	THREE MONTHS
	ENDED MARCH 31
	2010	2009
CASH PROVIDED BY (USED IN):
Operations:
Net income	$64.6	$131.7
Adjustments to reconcile net income to net
cash provided by operations:
Depreciation and amortization	45.5	40.5
Deferred income taxes	4.2	25.0
Gain on disposals of assets	(0.1)	(4.7)
Other - net	(22.8)	6.3
Net changes in current assets and liabilities	(100.0)	(120.7)
Net changes in other noncurrent assets and liabilities	(1.6)	(0.8)
Net cash provided by (used in) operations	(10.2)	77.3

Investing activities:
Property, plant and equipment additions	(89.6)	(93.6)
Proceeds from disposals of property, plant and equipment	0.3	5.3
Net cash used in investing activities	(89.3)	(88.3)

Financing activities:
Repayments of borrowings	(18.7)	(18.7)
Proceeds from equity compensation plans and other	0.6	0.1
Net cash used in financing activities	(18.1)	(18.6)

DECREASE IN CASH AND CASH EQUIVALENTS	(117.6)	(29.6)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	639.7	222.4
CASH AND CASH EQUIVALENTS, END OF PERIOD	$522.1	$192.8

ROWAN COMPANIES, INC.
SUPPLEMENTAL DRILLING INFORMATION
Unaudited (dollars in millions, except where otherwise indicated )

	THREE MONTHS ENDED
	March 31, 2010				December 31, 2009				March 31, 2009
	$ (a)	Elims.	$ (b)	% Revs.	$ (a)	Elims.	$ (b)	% Revs.	$	% Revs.

DRILLING OPERATIONS:
Revenues	$331.0		$331.0	100	$255.3		$255.3	100	$380.4	100
Operating costs (excluding items shown below)	(137.3)	$0.8	(136.5)	(41)	(122.7)	$1.0	(121.7)	(48)	(145.4)	(38)
Depreciation and amortization expense	(41.5)		(41.5)	(13)	(40.6)		(40.6)	(16)	(36.8)	(10)
Selling, general and administrative expenses (c)	(16.3)		(16.3)	(5)	(18.5)		(18.5)	(7)	(15.8)	(4)
Gain on sale of property and equipment	0.3		0.3	0	1.5		1.5	1	4.7	1
Income from operations	$136.2	$0.8	$137.0	41	$75.0	$1.0	$76.0	30	$187.1	49
EBITDA (d)	$177.4	$0.8	$178.2	54	$114.1	$1.0	$115.1	45	$219.2	58

OFFSHORE RIG DAYS:
Operating			1,556				1,277		1,841
Available			2,070				2,024		1,980
Utilization			75%				63%		93%

LAND RIG DAYS:
Operating			2,044				1,747		2,055
Available			2,880				2,944		2,766
Utilization			71%				59%		74%

AVERAGE DAY RATES (in thousands):
Gulf of Mexico rigs			$142.0				$123.3		$155.5
Middle East rigs			161.6				164.2		150.1
North Sea rigs			287.7				195.9		279.8
All offshore rigs			183.2				167.7		173.6
Land rigs			20.4				21.8		25.5

(a)	Amounts include effects of intercompany transactions between drilling and manufacturing operations.
(b)	Amounts exclude effects of intercompany transactions.
(c)	Amounts include corporate SG&A costs that are allocated between operating segments.
(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.

ROWAN COMPANIES, INC.
SUPPLEMENTAL MANUFACTURING INFORMATION
Unaudited (dollars in millions)

	THREE MONTHS ENDED
	March 31, 2010					December 31, 2009					March 31, 2009
	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$ (a)	% Revs.	Elims.	$ (b)	% Revs.	$	% Revs.

MANUFACTURING OPERATIONS:
Revenues	$147.1	100	$(45.7)	$101.4	100	$230.7	100	$(86.2)	$144.5	100	$114.4	100
Operating costs (excluding items shown below)	(118.8)	(81)	34.2	(84.6)	(83)	(168.9)	(73)	48.5	(120.4)	(83)	(90.8)	(79)
Depreciation and amortization expense	(4.0)	(3)		(4.0)	(4)	(4.0)	(2)		(4.0)	(3)	(3.7)	(3)
Selling, general and administrative expenses (c)	(9.5)	(6)		(9.5)	(9)	(10.9)	(5)		(10.9)	(8)	(8.8)	(8)
Loss on sale of property and equipment	(0.2)	(0)		(0.2)	(0)	(0.1)	(0)		(0.1)	(0)	-	-
Material charge for inventories	(42.0)	(29)		(42.0)	(41)	-	-		-	-	-	-
Income from operations	$(27.4)	(19)	$(11.5)	$(38.9)	(38)	$46.8	20	$(37.7)	$9.1	6	$11.1	10
EBITDA (d)	$18.8	13	$(11.5)	$7.3	7	$50.9	22	$(37.7)	$13.2	9	$14.8	13

REVENUES:
Drilling Products and Systems	$96.0	65	$(45.7)	$50.3	50	$184.2	80	$(86.2)	$98.0	68	$71.1	62
Mining, Forestry and Steel Products	51.1	35	-	51.1	50	46.5	20	-	46.5	32	43.3	38
Total	$147.1	100	$(45.7)	$101.4	100	$230.7	100	$(86.2)	$144.5	100	$114.4	100

MANUFACTURING BACKLOG:
Drilling Products and Systems	$521.1		$(218.9)	$302.2		$593.1		$(261.6)	$331.5		$545.9
Mining, Forestry and Steel Products	89.8		-	89.8		81.9		-	81.9		47.5
Total	$610.9		$(218.9)	$392.0		$675.0		$(261.6)	$413.4		$593.4

(a)	Amounts include effects of intercompany transactions between manufacturing and drilling operations.
(b)	Amounts exclude effects of intercompany transactions.
(c)	Amounts include corporate SG&A costs that are allocated between operating segments.
(d)	EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure that we believe is relevant to our stockholders.
We measure EBITDA as operating income plus depreciation less gain on sale.